UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (date of earliest event reported): May 27, 2005


                             TRIARC COMPANIES, INC.
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             (Exact name of registrant as specified in its charter)


                                    DELAWARE
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                 (State or other jurisdiction of incorporation)


                1-2207                                   38-0471180
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       (Commission File Number)             (IRS Employer Identification No.)


             280 PARK AVENUE
              NEW YORK, NY                                 10017
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(Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code: (212) 451-3000


                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_|   Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

     |_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

     |_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

     |_|   Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

                  Triarc Companies, Inc. ("Triarc" or the "Company") has entered into definitive agreements to acquire RTM Restaurant Group ("RTM"). Triarc is the parent of Arby's Franchise Trust, the franchisor of the Arby's(R) restaurant system, which consists of approximately 3,500 restaurants, and through its subsidiaries, is the operator of 233 Arby's restaurants. RTM is Arby's largest franchisee, with 775 Arby's restaurants in 21 states.

                  Triarc entered into the following definitive agreements, each dated as of May 27, 2005:

                  o an Agreement and Plan of Merger (the "RTMRG Merger Agreement") with Arby's Acquisition Co., a direct wholly owned subsidiary of Triarc ("Merger Sub Corp."), Arby's Restaurant, LLC, a direct wholly owned subsidiary of Triarc ("Merger Sub LLC"), RTM Restaurant Group, Inc. ("RTMRG") and Russell V. Umphenour, Jr., Dennis E. Cooper and J. Russell Welch (collectively, the "RTM Representatives");

                  o a Membership Interest Purchase Agreement (the "RTMAC Purchase Agreement") with Arby's Restaurant Group, Inc., an indirect wholly owned subsidiary of Triarc ("ARG"), each of the members of RTM Acquisition Company, L.L.C. ("RTMAC") and the RTM Representatives;

                  o an Asset Purchase Agreement (the "RTMMC Purchase Agreement") with ARG, RTMMC Acquisition, LLC, a direct wholly owned subsidiary of Triarc ("RTMMC Acquisition"), RTM Management Company, L.L.C. ("RTMMC"), each of the members of RTMMC and the RTM Representatives; and

                  o a Transaction Support Agreement (the "Transaction Support Agreement") with certain principal shareholders of RTMRG (the "RTMRG Principal Shareholders"), who collectively beneficially own approximately 87.1% of the outstanding shares of the RTMRG common stock, and the RTM Representatives.

                  In addition, ARG and Arby's Restaurant Holdings, LLC, an indirect wholly owned subsidiary of Triarc (collectively, the "Borrowers") entered into a Commitment Letter, dated as of May 27, 2005 (the "Commitment Letter") with Citicorp North America, Inc., Citigroup Global Markets Inc., Bank of America, N.A., Banc of America Securities LLC and Credit Suisse (collectively, the "Lenders") relating to a $700 million senior secured credit facility to be made available by the Lenders to the Borrowers in connection with the acquisition of RTM.

                  Set forth below are brief descriptions of the material terms and conditions of each of these definitive agreements. The descriptions set forth below do not purport to be complete and are qualified in their entirety by reference to the definitive agreements, which will be included in a subsequent filing with the Securities and Exchange Commission.

RTMRG MERGER AGREEMENT

                  Upon the terms and subject to the conditions set forth in the RTMRG Merger Agreement, subsidiaries of Triarc will engage in two mergers involving RTMRG and Triarc will indirectly contribute the surviving entity in the two mergers to ARG, the result of which will be that RTMRG will become an indirect wholly-owned subsidiary of Triarc (the "Mergers").

                  The aggregate merger consideration payable by Triarc under the RTMRG Merger Agreement will consist of (i) $175 million in cash and (ii) at the election of the RTM Representatives to be made at least five business days prior to the anticipated closing date of the Mergers, either (x) 10,000,000 shares of Triarc Class B Common Stock, Series 1, par value $0.10 per share (the "Triarc Class B-1 Common Stock") or (y) 10,000,000 shares of Triarc Class B Common Stock, Series 2, par value $0.10 per share (the "Triarc Class B-2 Common Stock").

                  All RTMRG stock options either will be exercised or terminated and cancelled prior to the closing of the acquisition of RTM, except for specified rollover stock options, which will be converted into replacement stock options to acquire shares of Triarc Class B-1 Common Stock or Triarc Class B-2 Common Stock, as applicable. The "in-the-money" value of these replacement stock options at the time of grant will reduce the number of shares included in the aggregate merger consideration.

                  The material terms of the Triarc Class B-2 Common Stock will be as follows:

                  o        non-voting, other than (i) as required by law and
                           (ii) the right to vote, as a separate class, on any amendment to the certificate of designation relating to the Triarc Class B-2 Common Stock;

                  o non-dividend paying, other than dividends that are attributable to Triarc's quick service restaurant business;

                  o        upon the earlier to occur of (i) January 3, 2006,
                           (ii) the determination by Triarc's board of directors that the Trigger Event (defined below) will not occur and (iii) the Trigger Event, each share of Triarc Class B-2 Common Stock will automatically convert into a number of shares of Triarc Class B-1 Common Stock as follows:

                           o If such automatic conversion occurs (x) on January 3, 2006 or (y) prior to January 3, 2006 because Triarc's board of directors has determined that the Trigger Event will not occur, the aggregate number of shares of Triarc Class B-2 Common Stock will convert into the same number of shares of Triarc Class B-1 Common Stock, subject to reduction for the "in-the-money" value of the replacement stock options described above; and

                           o If such automatic conversion occurs upon the occurrence of the Trigger Event, the aggregate number of Triarc Class B-2 Common Stock will convert into a number of shares of Triarc Class B-1 Common Stock representing, in the aggregate, approximately 16.2% of the equity of Triarc on an adjusted fully diluted basis, subject to reduction for the "in-the-money" value of the replacement stock options described above; and

                  o prior to the automatic conversion of the Triarc Class B-2 Common Stock, Triarc will be limited in its ability to declare dividends or distributions on shares of Triarc common stock or to cause any subsidiary engaged in its quick service restaurant business to declare dividends or distributions on its shares of capital stock.

                  "Trigger Event" is defined as the creation of Triarc as an entity that, prior to January 3, 2006, is the direct or indirect owner of its Arby's quick service restaurant business and all assets, properties, liabilities and operations primarily related to it and that has no other directly or indirectly owned material operating assets or material investments, and no direct or indirect material general and administrative expenses, other than those used in or arising from its Arby's quick service restaurant business, and no cash, cash equivalents or short-term investments in excess of $15 million in the aggregate.

                  Of the aggregate merger consideration, $2 million in cash and $18 million in shares will be deposited into an escrow account (the "RTM Escrow Fund") and available to satisfy the post-closing adjustment based on the combined RTM net liabilities and indemnification obligations of the shareholders of RTMRG, the members of RTMAC, RTMMC and the members of RTMMC under the RTMRG Merger Agreement, the RTMAC Purchase Agreement and the RTMMC Purchase Agreement.

                  If the acquisition of RTM is completed after July 31, 2005, the parties have agreed to make adjustments based on the consolidated ARG net liabilities, on the one hand, and the combined RTM net liabilities, on the other hand, as of immediately prior to the completion of the acquisition of RTM. Net liabilities generally is the sum of current liabilities plus indebtedness minus current assets, with specified exceptions and adjustments.

                  Subject to the limitations (including caps and baskets) and qualifications contained in the RTMRG Merger Agreement, Triarc agreed to customary indemnification provisions for the benefit of the shareholders of RTMRG as well as to indemnify such persons from and against all losses based upon or arising from, among other things, if the RTM Representatives elect to receive Triarc Class B-2 Common Stock as part of the aggregate merger consideration and the Trigger Event occurs, any liability of Triarc or its subsidiaries unrelated to the quick-service restaurant business or the costs and expenses of maintaining Triarc as a public company, subject to specified exceptions.

                  Subject to the limitations (including caps and baskets) and qualifications contained in the RTMRG Merger Agreement, the shareholders of RTMRG (to the extent of the RTM Escrow Fund), and after the RTM Escrow Fund has been exhausted in full, the RTMRG Principal Shareholders (jointly and severally, pursuant to the Transaction Support Agreement), agreed to customary indemnification provisions for the benefit of Triarc.

                  Triarc, on the one hand, and RTMRG, on the other hand, have made customary representations, warranties and covenants to each other in the RTMRG Merger Agreement. Additionally, Triarc has agreed:

                  o to explore in good faith the implementation of the Trigger Event, unless Triarc's board of directors determines that the Trigger Event will not occur, and if Triarc's board of directors determines that it is in the best interests of Triarc and its stockholders (other than holders of Triarc B-2 Common Stock) to effect the Trigger Event and to do so prior to January 3, 2006, to use its good faith efforts to effect the Trigger Event prior to January 3, 2006 on such terms as Triarc's board of directors determines, subject to applicable fiduciary duties and other laws, the receipt of all requisite consents and approvals and the right of Triarc's board of directors to make at any time a determination that the Trigger Event will not occur; and

                  o        to appoint to its board of directors Russell V.
                           Umphenour, Jr. and, if the RTM Representatives elect to receive shares of Triarc B-2 Common Stock as part of the aggregate merger consideration and the Trigger Event occurs, one additional individual designated by the RTM Representatives who is acceptable to Triarc.

                  The RTMRG Merger Agreement also contains certain customary termination rights for both Triarc and RTMRG, including if the closing of the Mergers has not occurred by November 15, 2005.

                  The completion of the Mergers is subject to the satisfaction or waiver of conditions customary to transactions of this type including, among others:

                  o the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

                  o the simultaneous completion of the RTMAC Purchase and the RTMMC Purchase;

                  o ARG's receipt of debt financing under the Commitment Letter as a result of funding thereunder or from one or more alternative sources on terms no less favorable in the aggregate to ARG and those under the Commitment Letter;

                  o        RTMRG's receipt of specified third party consents;

                  o Triarc not disposing of all or a substantial part of the equity interests or assets of ARG or its subsidiaries or entering into a definitive agreement to do the same; and

                  o Triarc agreeing to file and cause its affiliates to file all federal income tax returns in a manner consistent with the expected tax treatment of the Mergers, and not take a position contrary thereto for federal income tax purposes, unless otherwise required to do so by a good faith resolution of a contest or change in applicable law.

                  The closing of the Mergers is expected to occur in the third quarter of 2005.

RTMAC PURCHASE AGREEMENT

                  Upon the terms and subject to the conditions set forth in the RTMAC Purchase Agreement, Triarc or its assignee(s) will purchase all of the outstanding membership interests in RTMAC (the "RTMAC Purchase") for $10.00 in cash. Immediately after the RTMAC Purchase, Triarc will contribute, or cause to be contributed, all such membership interests to ARG, with RTMAC becoming a direct wholly owned subsidiary of ARG.

                  The RTMAC Purchase Agreement has substantially similar terms to the RTMRG Merger Agreement and the RTMMC Purchase Agreement, and the completion of the RTMAC Purchase is conditioned upon the simultaneous completion of the Mergers and the RTMMC Purchase.

RTMMC PURCHASE AGREEMENT

                  Upon the terms and subject to the conditions set forth in the RTMMC Purchase Agreement, RTMMC Acquisition will acquire all of the assets of RTMMC, except specified excluded assets, and assume all of the liabilities of RTMMC, except specified excluded liabilities (the "RTMMC Purchase"), for $10.00 in cash. Immediately after the RTMMC Purchase, Triarc will contribute, or cause to be contributed, all of the membership interests of RTMMC Acquisition to ARG, with RTMMC Acquisition becoming a direct wholly owned subsidiary of ARG.

                  The RTMMC Purchase Agreement has substantially similar terms to the RTMRG Merger Agreement and the RTMAC Purchase Agreement, and the completion of the RTMMC Purchase is conditioned upon the simultaneous completion of the Mergers and the RTMAC Purchase.

TRANSACTION SUPPORT AGREEMENT

                  Pursuant to the Transaction Support Agreement, the RTMRG Principal Shareholders, among other things, have agreed jointly and severally to
(i) pay any amounts owing from them relating to the post-closing adjustment based on the combined RTM net liabilities and (ii) indemnify the Triarc indemnified parties against all losses (including losses related to taxes) to the full extent contemplated by the RTMRG Merger Agreement. In addition, each of Russell V. Umphenour, Jr., Dennis E. Cooper and J. Russell Welch agreed to non-competition, non-solicitation, confidentiality and non-disparagement covenants for a period of four years beginning at the completion of the acquisition of RTM.

COMMITMENT LETTER

                  The Commitment Letter provides for, among other things, a $700 million senior secured credit facility, which consists of a $600 million Senior Term Loan B Facility and a $100 million Senior Revolving Credit Facility (with a $30 million subfacility for letters of credit). The credit agreement is expected to contain affirmative and negative covenants, including certain financial covenants, and will be subject to customary closing conditions.

EMPLOYMENT AGREEMENTS

                  In connection with the acquisition of RTM, ARG has entered into employment agreements with Thomas Garrett, Sharron Barton and Michael Lippert, and Merger Sub LLC has entered into employment agreements with Michael Abt, Jerry Ardizzone and Robert Rogers, in each case to be effective at the completion of the acquisition of RTM. Mr. Garrett is to serve as ARG's Chief Operating Officer. Ms. Barton is to serve as ARG's Chief Administrative Officer and Mr. Lippert is to serve as ARG's Senior Vice President - Company Operations. Messrs. Abt, Ardizzone and Rogers are to serve as Merger Sub LLC's Southern Region President, Midwest Region President, and Great Lakes Region President, respectively.

                  The term of each executive's employment agreements will commence upon the completion of the acquisition of RTM for a period of three years thereafter, unless renewed. Each executive will receive a base salary and will be eligible to receive an annual cash bonus based upon the achievement of performance targets. Mr. Garrett and Ms. Barton are each guaranteed to receive a specified minimum annual cash bonus.

                  If the employment of any of these executives is terminated by ARG or Merger Sub LLC, as applicable, without "cause" or by the executive due to the occurrence of a "triggering event" (as each term is defined in the applicable employment agreement), as applicable, then, subject to the executive's execution of a general release, the executive will be entitled to receive, as severance, cash payments and other benefits for a specified period of time. Following the termination of employment, each executive will be subject to non-competition, no-hire and non-solicitation covenants lasting for 24 months.

REGISTRATION RIGHTS AGREEMENT

                  Upon completion of the acquisition of RTM, Triarc and certain current holders of RTMRG common stock (the "RTMRG Holders"), will enter into a Registration Rights Agreement, which will provide, among other things, that Triarc will be obligated to file, no later than (i) 30 days after the completion of the acquisition of RTM if the RTM Representatives have elected to receive shares of Triarc Class B-1 Common Stock as part of the aggregate merger consideration or (ii) 60 days after the date that the Triarc Class B-2 Common Stock automatically converts into Triarc Class B-1 Common Stock in accordance with its terms if the RTM Representatives have elected to receive shares of Triarc Class B-2 Common Stock as part of the aggregate merger consideration, a registration statement to permit resales of any such shares of Triarc Class B-1 Common Stock. The Registration Rights Agreement will also provide that the RTMRG Holders will be entitled to liquidated damages of $40,000 in the aggregate per day for each day that Triarc has failed to file such registration statement within the prescribed time periods.

                  Additionally, the Registration Rights Agreement will provide that Triarc will be obligated the keep such registration statement effective for a specified period following the closing of the acquisition of RTM.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, Triarc has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: June 3, 2005

                                             TRIARC COMPANIES, INC.



                                             By: /s/ Stuart I. Rosen
                                                 ---------------------------
                                                 Name:  Stuart I. Rosen
                                                 Title: Senior Vice President
                                                        and Secretary